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                                                                      EXHIBIT 12

                  NEWMONT MINING CORPORATION AND SUBSIDIARIES
               COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES
                      (Amounts in thousands except ratio)
                                  (Unaudited)

                                                                             Nine Months
                                                                                Ended
                                                                            September 30,
                                                                            -------------
                                                                                 2001
                                                                                 ----

Earnings:
  Loss before income taxes                                                    $(75,326)
  Adjustments:
  Net interest expense (1)                                                      62,641
  Amortization of capitalized interest                                           4,730
  Portion of rental expense representative of interest                           2,065
  Undistributed income of affiliate                                             23,214
  Minority interest                                                             44,423
                                                                              --------
                                                                              $ 61,747
                                                                              ========
Fixed Charges:
  Net interest expense (1)                                                    $ 62,641
  Capitalized interest                                                           9,523
  Portion of rental expense representative of interest                           2,065
                                                                              --------
                                                                              $ 74,229
                                                                              ========

Ratio of earnings to fixed charges                                                0.83
                                                                              ========

(1) Includes interest expense of majority-owned subsidiaries and amortization of debt issuance costs.